Exhibit 10.2
To:	Lincoln National Corporation 1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102-2112
From:	Citibank, N.A. 390 Greenwich Street New York, NY 10013
Re:	Prepaid Enhanced VWAP Repurchase Transaction
Date:	March 14, 2007

This master confirmation (this “Master Confirmation”), dated as of March 14, 2007, is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Citibank, N.A. (“Dealer”) and Lincoln National Corporation (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in (i) a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation and (ii) a Trade Notification in the form of Schedule B hereto (a “Trade Notification”), which shall reference the relevant Supplemental Confirmation and supplement, form a part of, and be subject to such Supplemental Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation, each Supplemental Confirmation and the related Trade Notification evidence a complete binding agreement between the Counterparty and Dealer as to subject matter and the terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and Trade Notification relate and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and each Trade Notification supplement, form a part of, and are subject to an agreement in the form of the 1992 ISDA Master Agreement (Multi-Currency Cross Border) (the “Agreement”) as if Dealer and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of New York law (without regard to the conflicts of law principles) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the election that Second Method and Loss will apply to each Transaction under this Master Confirmation, (iv) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Party A and Party B, with a “Threshold Amount” of USD 50 million); provided that Section 5(a)(vi) is amended to delete the phrase “or becoming capable at such time of being declared” in the seventh line thereof. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if at any time and so long as Counterparty has satisfied its payment obligations under Section 2(a)(i) of the Agreement in respect of all Transactions and has at the time no further payment obligations under such Section, then unless Dealer is required pursuant to appropriate proceedings to return to Counterparty, or otherwise returns to Counterparty upon demand of Counterparty, any portion of any such payment, (a) the occurrence of an event described in Section 5(a) (excluding Section 5(a)(iv) and Section 5(a)(vii)) of the Agreement with respect to Counterparty shall not constitute an Event of Default or a Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) Dealer shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of the occurrence of a Termination Event set forth in (i) Sections 5(b)(i), 5(b)(ii) and 5(b)(v) of the Agreement with respect to Dealer as the Affected Party, (ii) Section 5(b)(iii) of the Agreement with respect to Dealer as the Burdened Party, and (iii) Section 5(b)(v) of the Agreement with respect to Counterparty. All

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation, each Supplemental Confirmation and each Trade Notification except as expressly modified herein.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and a Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, any Trade Notification and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Trade Notification, (ii) such Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Agreement; and (v) the Equity Definitions.

Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in the related Supplemental Confirmation and Trade Notification (in respect of the relevant Transaction), shall govern each such Transaction.

General Terms:
Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.
Buyer:	Counterparty
Seller:	Dealer
Shares:	Shares of common stock of Counterparty (Ticker: LNC)
Forward Price:	The average of the VWAP Prices for each Exchange Business Day in the Calculation Period.
VWAP Price:

(A) For any Scheduled Trading Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for each securities exchange (without regard to pre-open or after-hours trading) on which such Shares are then listed (or, if applicable, any the successor thereto), excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Scheduled Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Scheduled Trading Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Scheduled Trading Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent, or (B) for any Scheduled Trading Day that is a Disrupted Day, an amount determined in good faith by the Calculation Agent as 10b-18 VWAP. Counterparty acknowledges that Dealer may refer to the Bloomberg Page “LNC <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Trading Day to determine the 10b-18 VWAP.

On each Monday (provided that if Monday is not a Exchange Business Day, then on the next Exchange Business Day) Party A shall provide the daily 10b-18 VWAP determinations from the previous week to Party B.

Forward Price
Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.
Calculation Period:	The period from and including the day immediately following the Hedge Completion Date to and including the Termination Date (as adjusted in accordance with the provisions hereof).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Termination Date:

For each Transaction, the date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof); provided that Dealer may elect to accelerate the Termination Date to any date during the Acceleration Period.

Acceleration Period:	For each Transaction, as set forth in the Supplemental Confirmation.
Hedge Period:	The period from and including the day immediately after the Trade Date to and including the Hedge Completion Date (as adjusted in accordance with the provisions hereof).
Hedge Completion Date:

For each Transaction, the Exchange Business Day on which Dealer finishes establishing its initial Hedge Positions in respect of such Transaction, as determined by Dealer in its good faith and commercially reasonable discretion, which date shall be as set forth in the Supplemental Confirmation and Trade Notification (as the same may be postponed in accordance with the provisions herein).

Hedge Period Reference
Price:	The average of the VWAP Prices for each Scheduled Trading Day in the Hedge Period.
Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Hedge Period or Calculation Period” after the word “material,” in the third line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Exchange Business Day in the Calculation Period or Hedge Period is a Disrupted Day, the Calculation Agent may postpone the Termination Date or the Hedge Completion Date, as the case may be. In such event, the Calculation Agent must determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price for such Disrupted Day shall not be included for purposes of determining the Forward Price or the Hedge Period Reference Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the VWAP Price for the relevant Exchange Business Days during the Calculation Period or Hedge Period, as the case may be, shall be adjusted by the Calculation Agent for purposes of determining the Forward Price or the Hedge Period Reference Price, as the case may be, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

If a Disrupted Day occurs during the Calculation Period or the Hedge Period, and each of the 9 immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day based

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate or (ii) further extend the Hedge Period and/or the Calculation Period as it deems necessary to determine the VWAP Price.

Exchange:	NYSE
Related Exchange(s):	All Exchanges.
Prepayment\Variable
Obligation:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Prepayment Date:	One (1) Exchange Business Day following the Hedge Completion Date.

Counterparty Additional
Payment Amount:	For each Transaction, as set forth in the Supplemental Confirmation. Counterparty shall pay to Dealer the Counterparty Additional Payment Amount, if any, on the Counterparty Additional Payment Date.

Counterparty Additional
Payment Date:	One (1) Exchange Business Day following the Hedge Completion Date.
Settlement Terms:
Physical Settlement:

Applicable; provided that Dealer does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by Dealer to Counterparty under any Transaction.

Number of Shares
to be Delivered:
A number of Shares equal to (a) the Prepayment Amount divided by (b) the Forward Price minus the Forward Price Adjustment Amount; provided that the Number of Shares to be Delivered will be not less than the Minimum Shares and not greater than the Maximum Shares. The Number of Shares to be Delivered on the Settlement Date shall be reduced, but not below zero, by any Shares delivered pursuant to the Initial Share Delivery described below.

Excess Dividend Amount:	For the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions.
Settlement Date:	Three (3) Exchange Business Days following the Termination Date.
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency by the Calculation Agent using the spot rate at the time of conversion)

Initial Share Delivery:
Dealer shall deliver a number of Shares equal to the Minimum Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Share Delivery Date:	One (1) Exchange Business Day following the Hedge Completion Date.

Minimum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Maximum Shares:	For each Transaction, as set forth in the Supplemental Confirmation.
Share Adjustments:
Potential Adjustment Event:	Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, an Extraordinary Dividend shall not constitute a Potential Adjustment Event.
Extraordinary Dividend:

For any calendar quarter, any dividend or distribution on the Shares with an ex-dividend date occurring during such calendar quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) (a “Dividend”) the amount or value of which (as determined by the Calculation Agent), when aggregated with the amount or value (as determined by the Calculation Agent) of any and all previous Dividends with ex-dividend dates occurring in the same calendar quarter, exceeds the Ordinary Dividend Amount.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.
Method of Adjustment:	Calculation Agent Adjustment
Extraordinary Events:
Consequences of Merger Events
and Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment
(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Component Adjustment
Determining Party:	Calculation Agent
Tender Offer:	Applicable
Nationalization,
Insolvency or Delisting:
Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:
(a) Change in Law:	Applicable

*

Hedging Party:     Dealer

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Determining Party:	Calculation Agent
Non-Reliance/Agreements and
Acknowledgements Regarding
Hedging Activities/Additional
Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, Dealer shall have the right to assign any or all of its rights and obligations under a Transaction to deliver or accept delivery of Shares to any of its affiliates.

Dealer Payment Instructions:	Citibank, N.A.
ABA #021000089
DDA 00167679
Ref: Equity Derivatives

Counterparty’s Contact Details
for Purpose of Giving Notice:	To be provided by Counterparty

Dealer’s Contact Details for
Purpose of Giving Notice:	Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention: Equity Derivatives
Facsimile: (212) 723-8328
Telephone: (212) 723-7357

with a copy to:

Citibank, N.A.
250 West Street, 10th Floor
New York, NY 10013
Attention: GCIB Legal Group—Derivatives
Facsimile: (212) 816-7772
Telephone: (212) 816-2211

2.     Calculation Agent. Dealer; provided that all calculations and determinations by the Calculation Agent shall be made in good faith, in a commercially reasonable manner and in consultation with the Counterparty and the Calculation Agent shall provide to Counterparty prompt notice of any adjustments or calculations made with respect to any Transaction under this Master Confirmation, including, upon Counterparty’s request, a schedule or other reasonably detailed explanation of the basis for and determination of each adjustment or calculation. If the Counterparty, following any consultation described in this provision, continues to disagree with any relevant calculation or adjustment by the Calculation Agent, the Counterparty shall notify Dealer of such disagreement in writing no later than the close of business on the next Currency Business Day following the day, on which the Counterparty is notified of any such determination. Following such notification, the Counterparty and the Dealer agree to use commercially reasonable efforts to promptly in good faith reach an agreement with respect to such calculation or adjustment. In the event that the Counterparty and the Dealer are not able to reach an agreement on the related determination within twenty-four (24) hours of the Counterparty’s notice, the Counterparty and the Dealer shall appoint a third-party leading dealer in the market for U.S. corporate equity derivatives (the “Reference Market Maker”) to provide the Counterparty and the Dealer with its determination with respect to the challenged calculation or adjustment and the determination of such third party shall be final and binding on both parties; provided, however, that if the Counterparty and the Dealer are unable to agree in good faith on such third party, then each party shall select promptly such third-party leading dealer, which dealers shall agree on a third-party Reference

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Market Maker to make the determination with respect to the relevant calculation or adjustment. The parties shall bear their respective costs of the dispute resolution described in this section.

3.     Additional Mutual Representations, Warranties and Covenants. In addition to the representations and warranties in the Agreement, each party represents, warrants and covenants to the other party that:

(a) Eligible Contract Participant. It is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

(b) Accredited Investor. Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under the provisions of Regulation D under the Securities Act, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof in a manner that would violate the Securities Act, and (iv) the disposition of each Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws.

4.     Additional Representations, Warranties and Covenants of Counterparty. In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of (i) the date hereof, (ii) the Trade Date and (iii) to the extent indicated below, each day during the Hedge Period and Calculation Period, Counterparty represents, warrants and covenants to Dealer that:

(a) solely on the date hereof, it is not aware of any third party tender offer for its Shares and is not entering into this Transaction as part of a self-tender offer for its Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) solely on the date hereof, it is not entering into any Transaction on the basis of, and is not aware of, any material non-public information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

(c) each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program;

(d) Counterparty acknowledges that, notwithstanding the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 128, 133 as amended or 149, 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project;

(e) on the Trade Date the Shares or securities that are convertible into, or exchangeable or exercisable for Shares are not subject to a “restricted period” as such term is defined in Regulation M promulgated under the Exchange Act;

(f) Counterparty acknowledges that each Transaction is a derivatives transaction in which it has granted Dealer an option. Dealer may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction; and

(g) Counterparty is not and, after giving effect to the Transaction, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.     Additional Representations, Warranties and Covenants of Dealer. With respect to (i) all purchases of Shares made by Dealer during any relevant Hedge Period in respect of any Transaction and (ii) purchases during

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

the related Calculation Period of a number of Shares equal to the Maximum Shares for such Transaction less the number of Shares so purchased during the related Hedge Period in respect of such Transaction, Dealer will effect such purchases in compliance with Rule 10b-18(b)(2), (3) and (4), and effect calculations in respect thereof, as if those sections applied to Dealer, taking into account any applicable Securities and Exchange Commission no-action letters as appropriate and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond its control.

6.     Suspension of Hedge Period and/or Calculation Period.

(a) If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it will, on one Scheduled Trading Day’s prior written notice, direct Dealer not to purchase Shares in connection with hedging any Transaction during the “restricted period” (as defined in Regulation M). If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the “Notification Time”) then such notice shall be effective to suspend the Calculation Period or the Hedge Period, as the case may be, as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Calculation Period or the Hedge Period, as the case may be, shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and Dealer The Hedge Period and/or the Calculation Period shall be suspended and the Hedge Completion Date and/or the Termination Date extended for each Scheduled Trading Day in such restricted period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6 below.

(b) In the event that Dealer concludes, in its good faith discretion, based on advice of outside legal counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures (x) are imposed by law or (y) have been voluntarily adopted by Dealer and, in the case of (y), in existence on the date of this Master Confirmation), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Hedge Period or Calculation Period, Dealer may by written notice to Counterparty elect to suspend the Hedge Period or Calculation Period, as the case may be, for such number of Scheduled Trading Days as is specified in the notice. The notice shall not specify, and Dealer shall not otherwise communicate to Counterparty, the reason for Dealer’s election to suspend the Hedge Period or Calculation Period. The Hedge Period or Calculation Period, as the case may be, shall be suspended and the Hedge Period Completion Date or the Termination Date, as the case may be, extended for each Scheduled Trading Day occurring during any such suspension.

(c) In the event that the Hedge Period or Calculation Period is suspended pursuant to Section 5(a) or 5(b) above during the regular trading session on the Exchange, such suspension shall be deemed to be an additional Market Disruption Event, and the second paragraph under “Market Disruption Event” shall apply to any Disrupted Day occurring during the Hedge Period or the Calculation Period solely as a result of such additional Market Disruption Event.

(d) In the event that the Calculation Period is extended pursuant to any provision hereof (including, without limitation, pursuant to Section 9(d) below), the Calculation Agent shall adjust any relevant terms of the related Transaction if necessary to preserve as nearly as practicable the economic terms of such Transaction prior to such extension; provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments.

7.      10b5-1 Plan. Counterparty represents, warrants and covenants to Dealer that for each Transaction:

(a)  Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

(b)  Counterparty will not seek to control or influence Dealer to make "purchases or sales" (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation, each Supplemental Confirmation and each Trade Notification under Rule 10b5-1.

(c)  Counterparty acknowledges that any amendment or modification of this Master Confirmation, the relevant Supplement Confirmation or Trade Notification must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).

8.              Counterparty Purchases. Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall not, without the prior written consent of Dealer, directly or indirectly purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Hedge Period or Calculation Period (as extended pursuant to the provisions hereof). During this time, any such purchases by Counterparty shall be made through Dealer, or if not through Dealer, with the prior written consent of Dealer, and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and Dealer believe is in compliance with applicable requirements.

9.             Additional Termination Event. The declaration of any Extraordinary Dividend by the Issuer during the Calculation Period will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions.

10.   Special Provisions for Merger Transactions. Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended) for a Merger Transaction (as defined below) occurs during any Hedge Period or Calculation Period:

(a) Counterparty shall, at the same time of making any such public announcement, notify Dealer of such public announcement; promptly provide Dealer with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through Dealer or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. Counterparty understands that Dealer will use this information in calculating the trading volume for purposes of Rule 10b-18. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may cause the terms of any Transaction to be adjusted or such Transaction to be terminated; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6; and

(b) Dealer in its good faith and commercially reasonable discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Termination Date and the Maximum Shares to account for the number of Shares that could be purchased on each day during the Calculation Period in compliance with Rule 10b-18 following such public announcement, provided that Counterparty shall not be required to make any additional cash payments or deliver any Shares in connection with any such adjustments or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party.

“Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

11.               Acknowledgments. The parties hereto intend for:

   (a) Each Transaction to be a “securities contract” as defined in Section 741(7) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or a “forward contract” as defined in Section 101(25) of the Bankruptcy

An [*] represents confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362)b)(27), 555, 556, 560 and 561 of the Bankruptcy Code;

(b) This Agreement to be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code;

(c) A party’s right to liquidate or terminate any Transaction, net out or offset termination values of payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction to constitute a “contractual right” (as defined in the Bankruptcy Code);

(d) Any cash, securities or other property transferred as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” (as defined in the Bankruptcy Code); and

(e) All payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code).

12.     Credit Support Documents. The parties hereto acknowledge that no Transaction hereunder is secured by any collateral that would otherwise secure the obligations of Counterparty herein or pursuant to the Agreement.

13.     Limitation on Set-off.

(a)  Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for purposes of this paragraph includes Transactions cancelled pursuant to Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) as determined by the Calculation Agent and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.

(b)  The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:

“(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party or upon the occurrence of an Extraordinary Event that results in the termination or cancellation of any Transaction (such Defaulting Party, Affected Party or, in the case of such an Extraordinary Event, either party, “X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith

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estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(c) Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from Dealer to Counterparty under obligations other than Equity Contracts. “Equity Contract” means any transaction relating to Shares between the parties (or any of their affiliates) that qualifies as ‘equity’ under applicable accounting rules.

14.    Early Termination. In the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (ii) an Extraordinary Event occurs that results in the cancellation or termination of any Transaction pursuant to Article 12 of the Equity Definitions (except, in the case of clause (ii), a Merger Event in which the consideration or proceeds to be paid to holders of Shares consists solely of cash), if Dealer would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement) (any such amount, a “Dealer Amount”), then, in lieu of any payment of such Dealer Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is cancelled or terminated, as the case may be, elect for Dealer to deliver to Counterparty a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Dealer Amount, as determined by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and the prices at which Dealer purchases Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 13); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

15.    Payment Date upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery Property in accordance with Section 13, such Shares or Alternative Delivery Property shall be delivered on a date selected by Dealer, which date shall be no later than third Exchange Business Day after the day that notice of the amount payable is effective or such later date as determined by Dealer to be the date that would allow Dealer to purchase Shares or Alternative Delivery Property to be delivered by Dealer under this provision in accordance with Rule 10b-18(b)(2), (3) and (4), as if those sections applied to Dealer

16.    Special Provisions for Counterparty Payments. The parties hereby agree that, notwithstanding anything to the contrary herein or in the Agreement, in the event that (i) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement or (ii) an Extraordinary Event occurs that results in the termination or cancellation of any Transaction pursuant to Article 12 of the Equity Definitions and, as a result, Counterparty owes to Dealer a Cancellation Amount or other amount in respect of such Transaction (in each case, calculated as if the Transactions being terminated or cancelled on such Early Termination Date or as a result of such Extraordinary Event were the sole Transactions under the Agreement), such amount shall be deemed to be zero.

17.    Claims in Bankruptcy. Dealer agrees that in the event of the bankruptcy of Counterparty, Dealer shall not have rights or assert a claim that is senior in priority to the rights and claims available to the shareholders of the common stock of Counterparty.

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18.
Governing Law. The Agreement, this Master Confirmation, each Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine).

19.	Offices.

(a)The Office of Dealer for each Transaction is:

(b)The Office of Counterparty for each Transaction is: 1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112.

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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The parties have executed this Master Confirmation as of the date first written above.

Yours faithfully,

CITIBANK, N.A.

By:  /s/ Jason Shrednick
Authorized Signatory

Agreed and Accepted By:

LINCOLN NATIONAL CORPORATION
By:  /s/  Frederick J. Crawford
Name: Frederick Crawford
Title: Senior Vice President and
Chief Financial Officer

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SCHEDULE A

SUPPLEMENTAL CONFIRMATION
To:	Lincoln National Corporation 1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102-2112
From:	Citibank, N.A. 390 Greenwich Street New York, NY 10013
Re:	Prepaid Enhanced VWAP Repurchase Transaction
Date:	March 14, 2007

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citibank, N.A. (“Dealer”) and Lincoln National Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of March 14, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	March 14, 2007
Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than March 16, 2007.
Termination Date:	*
Acceleration Period:	*
Prepayment Amount:	USD 350,000,000
Counterparty Additional Payment Amount:	*
Minimum Shares:	A number of shares equal to (a) the Prepayment Amount divided by (b) *% of the Hedge Period Reference Price.
Maximum Shares:	A number of shares equal to (a) the Prepayment Amount divided by (b) *% of the Hedge Period Reference Price.
Forward Price Adjustment Amount:	*% of the Hedge Period Reference Price.
Ordinary Dividend Amount:	For any calendar quarter, USD 0.395

3. Counterparty represents and warrants to Dealer that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

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A-1

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein.

Yours sincerely,

CITIBANK, N.A.

By:  /s/ Jason Shrednick
Authorized Signatory

Agreed and Accepted By:

LINCOLN NATIONAL CORPORATION
By:  /s/  Frederick J. Crawford
Name: Frederick Crawford
Title: Senior Vice President and
Chief Financial Officer

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A-2

SCHEDULE B
TRADE NOTIFICATION
To:	Lincoln National Corporation 1500 Market Street, Suite 3900 Philadelphia, Pennsylvania 19102-2112
From:	Citibank, N.A. 390 Greenwich Street New York, NY 10013
Re:	Prepaid Enhanced VWAP Repurchase Transaction
Date:	March 16, 2007

The purpose of this Trade Notification is to notify you of certain terms in the Transaction entered into between Citibank N.A. (“Dealer”) and Lincoln National Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.

This Trade Notification supplements, forms part of, and is subject to the Supplemental Confirmation dated as of March 14, 2007 (the “Supplemental Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. The Supplemental Confirmation is subject to the Master Confirmation dated as of March 14, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Trade Notification except as expressly modified below.

Trade Date:	March 14, 2007
Hedge Completion Date:	March 16, 2007
Hedge Period Reference Price:	USD 66.1024
Forward Price Adjustment Amount:	*
Termination Date:	*
Acceleration Period:	*
Minimum Shares:	*
Maximum Shares:	*

CITIBANK, N.A.

By:  /s/ Jason Shrednick
Authorized Signatory
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